EXHIBIT 23.2

Netherland, Sewell

& Associates, Inc.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the incorporation by reference in the Registration Statement on Form S-4 of Chesapeake Energy Corporation to be filed on or about July 14, 2009 of all references to our firm’s name and audit of portions of Chesapeake Energy Corporation’s proved natural gas and oil reserves estimates as of December 31, 2008, as described in our letter to Chesapeake Energy Corporation dated February 4, 2009, included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K filed on March 2, 2009 and incorporated by reference in Registration Statement No. 333-155755. We also consent to the reference to us under the heading “Experts” in Registration Statement No. 333-155755.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ G. Lance Binder
G. Lance Binder Executive Vice President

Dallas, Texas

July 13, 2009